UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Team Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FOR IMMEDIATE RELEASE	For More Information Contact:
Robert J. Weatherbie
Chief Executive Officer
Team Financial, Inc.
(913) 294-9667
bob.weatherbie@teamfinancialinc.com
http://www.teamfinancialinc.com

or Contact the Company’s Solicitor:
Georgeson
Banks & Brokers Call: 212-440-9800
Call Toll Free: 866-344-8965

TEAM FINANCIAL, INC. GIVEN BACKING FROM TWO INDEPENDENT PROXY ADVISORY FIRMS.

Paola, Kansas, June 11, 2008 — Institutional Shareholder Services (ISS), the world’s leading provider of corporate governance and proxy voting services, has made a recommendation that shareholders vote for the slate of directors nominated by Team Financial, Inc., (the “Company”), (NASDAQ: TFIN) rather than those nominees presented by a dissident shareholder.  Glass-Lewis & Co., another world-wide provider of independent research and recommendations to shareholders, has also made a similar recommendation.

ISS noted that the Company has been responsive in addressing capital needs, loan loss reserves, and has been proactive in establishing cost savings.  “We are extremely pleased with the recommendations of these two very respected, independent reports.  These reports should assure our shareholders of the Board’s ability to lead the Company and that the Company is proactively addressing restoring shareholder value,” stated Robert Weatherbie, Chairman and Chief Executive Officer of the Company.

Both independent reports point to a lack of an actual plan for improvement from the dissident shareholder, and note that the claims of excessive executive pay are unwarranted, that in fact, the Company’s compensation is in-line with that of its peers.

Both reports note hesitations to recommend two former directors on the dissident’s slate whose presence on the Board did not add shareholder value the first time around.  The Company’s annual meeting of shareholders is set for Tuesday, June 17, 2008.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, Team Financial, Inc. has filed a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TEAM FINANCIAL, INC. AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact Robert J. Weatherbie at (913) 294-9667 or by email at bob.weatherbie@teamfinancialinc.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Team Financial, Inc. at the SEC’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Team Financial, Inc. and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from Team Financial’s stockholders with respect to the matters considered at the Team Financial, Inc. 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2008. Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, has been and will be set forth in our definitive proxy statement and other proxy related materials to be filed with the SEC in connection with the Team Financial, Inc. 2008 Annual Meeting.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adverse changes in results of operations, risks related to the Company’s expansion strategies, risks relating to loans and investments, including the effect of the change of the economic conditions in areas the Company’s borrowers are located, risks associated with the adverse effects of governmental regulation,  changes in regulatory oversight, interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.